UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2012

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Flagstar Bank President and Chief Administrative Officer

Effective December 18, 2012, the Board of Directors of Flagstar Bank, FSB appointed Alessandro (Sandro) DiNello as the President and Chief Administrative Officer of Flagstar Bank. Flagstar Bank is the wholly-owned subsidiary of Flagstar Bancorp, Inc. (the "Company"). The Board of Directors of the Company also appointed Mr. DiNello as Chief Administrative Officer of the Company. Mr. DiNello's appointments are subject to receipt of regulatory non-objection from the Office of the Comptroller of the Currency (the "OCC") and, in the case of his appointment as Chief Administrative Officer of the Company, either receipt of non-objection from the Board of Governors of the Federal Reserve System (the "Federal Reserve") or confirmation from the Federal Reserve that non-objection is not required."

As President and Chief Administrative Officer of Flagstar Bank, Mr. DiNello will be responsible for all banking operations. Mr. DiNello will also lead Flagstar Bank's efforts to coordinate and ensure compliance with its regulatory agreements. Mr. DiNello will report directly to Michael J. Tierney, who has been appointed President and Chief Executive Officer of the Company, as well as Chief Executive Officer of Flagstar Bank, in each case subject to receipt of regulatory non-objection.

Mr. DiNello, age 58, joined Flagstar Bank in 1979 and has served in various senior management roles, including most recently Executive Vice President, Personal Financial Services. In this capacity, Mr. DiNello was responsible for the day-to-day operations of the Bank's branch banking network. He was also responsible for the Bank's Government Banking operations, and acted as the Bank's primary Government Relations representative in Michigan.

Appointment of President of Mortgage Banking Division

Also effective December 18, 2012, the Board of Directors of Flagstar Bank appointed Matthew A. Kerin as the President of Flagstar Bank's Mortgage Banking Division, subject to receipt of regulatory non-objection from the OCC and either receipt of non-objection from the Federal Reserve or confirmation from the Federal Reserve that non-objection is not required.

As President of the Mortgage Banking Division, Mr. Kerin will have overarching responsibility for all mortgage-related functions, with an emphasis on risk management, operational efficiency and quality control.

Mr. Kerin, age 58, joined Flagstar Bank in 2009, serving since then as Executive Vice President, Managing Director, Mortgage Banking. Prior to joining Flagstar Bank, Mr. Kerin had spent 20 years in the financial services sector, most recently having served as head of Corporate Specialties at Sovereign Bank, overseeing multiple business units, among them, mortgage banking and warehouse lending, home equity underwriting and credit cards, auto finance, capital markets and private banking and investment sales.

Resignation of Chief Operating Officer

Salvatore J. Rinaldi resigned as Chief Operating Officer of Flagstar Bank and the Company effective December 18, 2012. From October 2009 until Mr. Rinaldi's appointment as Chief Operating Officer in May 2012, he served as Executive Vice President and Chief of Staff to Joseph P. Campanelli, the Company's previous President, Chairman and Chief Executive Officer. The Company expects that Mr. Rinaldi will remain a Senior Advisor of the Bank and will provide transitional services to Mr. Tierney through June 30, 2013.

Compensatory Arrangements for Certain Officers

Sandro DiNello

Flagstar Bank and Mr. DiNello have agreed in principle to the following compensation adjustments, subject to receipt of applicable regulatory approval and the negotiation of a definitive employment agreement.

Salary. Mr. DiNello's base salary as President and Chief Administrative Officer of Flagstar Bank will be $700,000 annually payable in cash. Mr. DiNello's share salary will be up to $300,000 annually. The share salary, which will be payable in unrestricted shares of the Company's common stock pursuant to the Company's 2006 Equity Incentive Plan (the "2006 Plan"), will be subject to the achievement of such performance measures as the Board of Directors or a committee may determine.

Discretionary Shares. The Company may grant to Mr. DiNello (as determined by the Board of Directors or a committee thereof, in its sole discretion) restricted shares of the Company's common stock in an amount of up to $300,000, but in no event more than one-third of his annual compensation (as defined in the regulations promulgated under the Emergency Economic Stabilization Act of 2008, as amended (the "TARP Rules") with respect to any period in which the Company is subject to the TARP Rules.

Matthew A. Kerin

Flagstar Bank and Mr. Kerin have agreed in principle to the following compensation adjustments, subject to receipt of applicable regulatory approval and the negotiation of a definitive amended and restated employment agreement.

Salary. Mr. Kerin's base salary as President of Flagstar Bank's Mortgage Banking Division will be $700,000 annually payable in cash. Mr. Kerin's share salary will be up to $400,000 annually. The share salary, which will be payable in unrestricted shares of the Company's common stock pursuant to the 2006 Plan, will be subject to the achievement of such performance measures as the Board of Directors or a committee may determine.

Discretionary Shares. The Company may grant to Mr. Kerin (as determined by the Board of Directors or a committee thereof, in its sole discretion) restricted shares of the Company's common stock in an amount of up to $400,000, but in no event more than one-third of his annual compensation (as defined in the TARP Rules) with respect to any period in which the Company is subject to the TARP Rules.

Salvatore J. Rinaldi

Flagstar Bank and Mr. Rinaldi have agreed in principle that, subject to compliance with applicable legal requirements, including the TARP Rules, Mr. Rinaldi will continue to receive in 2013 an annualized cash salary of $600,000 and an annualized share salary of $300,000. The share salary will be payable in unrestricted shares of the Company's common stock pursuant to the 2006 Plan. In addition, recognizing the value of Mr. Rinaldi assisting in the management transition, Flagstar Bank will pay Mr. Rinaldi a cash retention bonus of $75,000 on April 1, 2013 and another cash retention bonus of $75,000 on June 30, 2013, in each case if he does not voluntarily terminate his employment prior to such date, subject to compliance with applicable legal requirements, including the TARP Rules.

Item 7.01 Regulation FD Disclosure.

On December 21, 2012, the Company issued a press release announcing the appointments of Mr. DiNello and Mr. Kerin described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

     (d) The following exhibit is being furnished herewith:

99.1	Press Release dated December 21, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Date: December 26, 2012                By:     /s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer